UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PEOPLE’S UTAH BANCORP

(Name of Registrant as Specified in Its Charter)

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PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

PEOPLE’S UTAH BANCORP

May 18, 2016

TO THE SHAREHOLDERS OF PEOPLE’S UTAH BANCORP:

The annual meeting of the shareholders (the “Annual Meeting”) of People’s Utah Bancorp (the “Company” or “PUB”) will be held on May 18, 2016, at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah. The Annual Meeting will convene at 8:00 a.m. Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect three members to the Board of Directors to serve until the third annual meeting following his election or until his successors are duly elected and qualified;

2.	to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common shares as of the close of business on March 24, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote.

The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report for the fiscal year ended December 31, 2015, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held May 18, 2016:

The proxy statement, notice of annual meeting, and annual report to shareholders are available at www.proxydocs.com/pub or from our Investor Relations website at http://www.peoplesutah.com/.

PEOPLE’S UTAH BANCORP BY ORDER OF THE BOARD OF DIRECTORS /s/Randall D Benson
American Fork, Utah, April 7, 2016	Randall D Benson, Secretary

PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

PROXY STATEMENT

PEOPLE’S UTAH BANCORP

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of People’s Utah Bancorp, a Utah corporation (the “Company” or “PUB”), for use at the annual meeting of the shareholders (the “Annual Meeting”) to be held May 18, 2016 at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah at 8:00 a.m., Mountain Time. Directions to the annual meeting can be obtained by calling PUB at (801) 642-3998.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S SHAREHOLDERS ON OR ABOUT APRIL 8, 2016.

At the Annual Meeting, the shareholders of the Company will be asked to vote on two proposals. Proposal 1 is the annual election of three directors to serve on the Company’s Board of Directors. Proposal 2 is the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

A proxy for use at the Annual Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1 and FOR the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the next year.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

March 24, 2016 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,647,090 common shares were issued and outstanding. Each outstanding common share will be entitled to one vote on each matter submitted to a vote of the shareholders at the Annual Meeting.

A majority of the holders of the common shares outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, the three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

For Proposal 2, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 17, 2016.

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 17, 2016.

The Company

People’s Utah Bancorp (“PUB” or the “Company”) is a bank holding company, formed in 1998. The Company’s subsidiaries historically included Bank of American Fork and Lewiston State Bank, which was acquired in October 2013. On September 29, 2015, the Company merged the charters of the two subsidiaries and renamed the combined bank People’s Intermountain Bank (“PIB” or the “Bank”). PIB will continue to do business using Bank of American Fork (“BAF”) and Lewiston State Bank (“LSB”) as registered names. Prior to the formation of PUB, BAF operated as a stand–alone entity. References in this Proxy Statement to positions held with the Company by directors and officers refer to BAF until 1998 and PUB thereafter unless noted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected to serve until the third annual meeting following his or her election or until his or her successors are duly elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the three nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors.

DIRECTORS

The names of the nominees, their ages and their respective business backgrounds are set forth below.

		Director
Name	Age	Since	Position with PUB
Dale O. Gunther	77	1998	Director (Class III), Vice Chairman of the Board
Richard T. Beard	63	2004	Director (Class III), President/Chief Executive Officer
Wolfgang T.N. Muelleck	66	2004	Director (Class III), Executive Vice President/Chief Financial Officer

BUSINESS EXPERIENCE AND QUALIFICATIONS OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Dale O. Gunther has served as director of the Company since 1998 and as Vice Chairman since 2006. Prior to PUB being formed he was a director of BAF since 1971. He served as President and CEO of the Company from 1988 to 2005. He currently serves as a member of the Compensation Committee, and as Chairman of the Nominating and Governance Committee. He serves as a member of the board of Gunthers Inc. which is a holding company for Gunther’s Comfort Air and Alpine Financial LLC. He currently serves as a manager of Alpine Financial LLC. He holds a Bachelor of Science degree in Finance and Banking from Brigham Young University and is a graduate of Pacific Coast Banking School. Paul R. Gunther, Dale O. Gunther and Blaine C. Gunther are brothers. Mr. Gunther brings leadership skills, his long career in the banking industry in various executive positions in the Company and the Utah Bankers Association and brings valuable knowledge of local real estate trends to the Board.

Richard T. Beard has served as director of the Company since 2004 and as Chief Executive Officer and President of PUB since January 2006. He has been a member and chairman of the Board of Directors of Western Independent Bankers, based in San Francisco, California and is currently the Past Chairman for the year 2015-16. He has served and currently serves as a member of the Board of Directors of the Utah Bankers Association. He serves as a director on the Board of the Utah Community Reinvestment Corporation, funding low income housing in Utah and the Board of the Utah Department of Financial Institutions, appointed by the Governor of Utah. He holds a Juris Doctor degree from the University Of Utah College Of Law and a Bachelor of Science degree in Political Science from the University of Utah. He is also a graduate of the Pacific Coast Banking School. Mr. Beard brings extensive expertise and experience to the Board from 26 years in the legal profession advising clients in various industries, including the Company, on mergers and acquisitions, securities matters and his 12 year executive-level tenure as President & CEO of the Company advising the Board on strategic matters.

Wolfgang T. N. Muelleck has served as a director of PUB since 2004. He joined PUB in 2007 as Executive Vice President and Chief Financial Officer. He currently serves as Chairman of the Enterprise Risk Management Committee. He serves on the advisory committee to the Federal Home Loan Bank of Des Moines. He was a partner with Ernst & Young serving various publicly-held clients. He holds a Master’s degree in Business Administration from the University of Utah and a Bachelor of Science degree in Accounting from Brigham Young University and is a member of the American Institute of Certified Public Accountants (AICPA). Mr. Muelleck brings experience and expertise to the Board from his 18 year career as a director and financial executive in the banking industry, negotiating and managing mergers and acquisitions, and his 15 year career in public accounting auditing and advising clients in public company matters.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

Other Directors and Executive Officers

The following table and descriptions below set forth certain information regarding our other directors and executive officers.

		Director
Name	Age	Since	Position with PUB
Paul R. Gunther	75	1998	Director (Class II), Chairman of the Board
David G. Anderson	60	1998	Director (Class I), Senior Vice President/Chief Credit Officer
Blaine C. Gunther	68	1998	Director (Class I)
Fred W. Fairclough, Jr.	66	2000	Director (Class I)
Melvin L. Kirkham	81	2003	Director (Class II)
R. Brent Anderson	68	2007	Director (Class II)
Douglas H. Swenson	66	2013	Director (Class II)
Deborah S. Bayle	64	2014	Director (Class I)
William D. Marsh	53	2015	Director (Class II)
Rick W. Anderson	61	—	Senior Vice President/Chief Operations Officer
Dale M. Buxton	56	—	Senior Vice President
Lane E. Wilson	62	—	Senior Vice President/Chief Sales Officer

Paul R. Gunther has served as a director of the Company since 1984 and as Chairman of the Board since 2003. Prior to PUB being formed he was a director of BAF since 1984. From 1989 to 2014 he served as Plan Administrator to various businesses in bankruptcy, principally in the retailing industry. He holds a Master’s of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in Humanities from Brigham Young University. Paul R. Gunther, Dale O. Gunther and Blaine C. Gunther are brothers. Mr. Gunther brings extensive experience and expertise in serving as chairman of the board and director, executive-level leadership in finance and strategic business decision making to the Board.

David G. Anderson has served as a director of the Company since 1988. Prior to PUB being formed he was a director of BAF since 1988. He has served as Senior Vice President and Chief Credit Officer since November 2013, Senior Vice President, Loan Administration since 2004, and has been with the Company since 1973. He holds a Bachelor of Science degree in Business Management from Brigham Young University and is a graduate of the Pacific Coast Banking School. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Anderson brings over 40 years of banking experience as a lending executive including extensive knowledge of local real estate development and markets to the Board.

Blaine C. Gunther has served as a director of the Company since 1990. Prior to PUB being formed he was a director of BAF since 1990. He currently serves on the Nominating and Governance Committee. He was employed by Gunther’s Comfort Air from 1979 to 2013, serving as President from 1992 to 2013. From 2013 until February 2015, he served in Israel as a volunteer for Brigham Young University’s Jerusalem Center for Near Eastern Studies. He holds a Master’s of Business Administration degree from Dartmouth College, Amos Tuck School of Business and a Bachelor of Science degree in Sociology from Brigham Young University. Paul R. Gunther, Dale O. Gunther and Blaine C. Gunther are brothers. Mr. Gunther brings extensive experience in executive-level leadership and strategic business development to the Board.

Fred W. Fairclough, Jr. has served as a director of PUB since 2000. He has been a consultant since 1998 to Bonneville Mortgage Company, a Salt Lake City, Utah-based commercial mortgage banking firm he co-founded in 1976. He currently serves on the Board of Directors at various community organizations. He served as a director of Advanta Bank Corp. from 2000 to 2010. In 2009, the FDIC issued an order to cease and desist and an order for restitution to Advanta. In 2010, Advanta was seized by the FDIC and liquidated. He obtained his Bachelor of Science degree in Marketing from the University of Utah in 1971. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Fairclough brings an extensive career as an executive in the commercial real estate lending industry, director of numerous boards and an extensive knowledge of local real estate development and markets to the Board.

Melvin L. Kirkham has served as a director of PUB since 2003. He is currently serving as the Chairman of the Compensation Committee. He attended Brigham Young University, Provo, Utah and is a graduate of Pacific Coast Banking School. He has had over 50 years of experience in banking. Mr. Kirkham brings extensive tenure and experience in the banking industry including valuable knowledge of commercial lending and local real estate knowledge to the Board.

R. Brent Anderson has served as a director of PUB since 2007. He is currently serving as a member of the Compensation Committee, the Enterprise Risk Management Committee and as the Chairman of the Audit and Compliance Committee. He holds a Bachelor’s degree in Accounting from Weber State University and is a member of the American Institute of Certified Public Accountants (AICPA) and is a Certified Public Accountant. Mr. Anderson brings extensive experience and expertise as a former audit partner in a public accounting firm serving a number of financial institutions, his experience as a previous chairman of the audit committee and director of another financial institution and executive-level experience to the Board.

Douglas H. Swenson has served as a director of PUB since 2013. He served previously as a director of LSB since 2004, and Chairman of LSB since 2010. He is currently serving on the Compensation Committee and the Audit and Compliance Committee. He is on the Board of Directors and is the Executive Vice President and Chief Financial Officer of Jack’s Tires and Oil, Inc. where he has served since 1998. He is a Certified Public Accountant with 40 years’ experience and is a member of the AICPA. He is a graduate of Brigham Young University with a Bachelor of Science degree in Accounting. Mr. Swenson brings experience and expertise as a former audit partner in a public accounting firm, as a financial executive in the trucking services industry and as chairman of a bank board to the Board.

Deborah S. Bayle has served as a director of PUB since January 2014 and serves as a member of the Nominating and Governance Committee and the Audit and Compliance Committee. She recently retired as the President and CEO of United Way of Salt Lake after 16 years of service. She is currently a consultant to non-profit organizations. She currently serves on the Board of Directors or Committees of various community organizations. She previously spent six years as director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco. She is an alumnus of Weber State University. Ms. Bayle brings extensive experience in executive-level leadership and innovation, and strategic business decision-making to the Board.

William D. Marsh has served as a director of PUB since April 2015 and is a member of the Enterprise Risk Management Committee. He has been with Baker Hughes Incorporated since 1998, serving as Vice President –Legal for Western Hemisphere from 2009 to February 2013 when he became Vice President and General Counsel. He earned a Juris Doctorate degree and a Bachelor of Science degree in accounting from Brigham Young University. Mr. Marsh brings experience and expertise to the Board based on a legal career of over 20 years, advising clients and his current employer in corporate matters, public company filings, enterprise risk management and mergers and acquisitions.

Directors retired in 2015

Anthony J. Hall, former Director and Executive Vice President of PUB retired on December 31, 2015. He had been a director of PUB since October of 2013. He served as the President and Chief Executive Officer of LSB since March 2006 and worked at LSB for over 40 years. He served as a director of the Utah Bankers Association since 2011 and the Chairman of the Utah Bankers Association for the 2013-14 term. He holds a Bachelor’s degree in Accounting from Utah State University and is a graduate of the Northwest Lending School. While he will no longer be a member of PUB’s Board of Directors, he will continue to serve on PIB’s regional Cache Valley Advisory Board. No replacement was appointed to Mr. Hall’s Board position upon his retirement.

Other Executive Officers

Rick W. Anderson serves as Senior Vice President, Chief Operations Officer of PUB and PIB and has been with the Company since 2007. Effective October 1, 2015, He began serving as the President and Chief Operations Officer of PIB, the banking subsidiary of PUB. He has been in the banking industry for over 36 years. He holds a Bachelor of Science degree in Business Management from Brigham Young University.

Dale M. Buxton has served as a Senior Vice President of PUB since November 2013. He served as LSB’s Chief Financial Officer since 2006. Effective January 1, 2016, he began serving as President of the LSB Division of PIB, the banking subsidiary of PUB. He has over 24 years of banking experience with LSB and with the Federal Land Bank in California. He is a graduate of Utah State University with a Bachelor’s degree in Agricultural Economics and of the Pacific Coast Banking School.

Lane E. Wilson has served as PUB’s Senior Vice President, Chief Sales Officer of PUB and PIB since April 2013. Previously he served as Regional Senior Vice President, Southern Region from 2004 to 2013. He has over 30 years of banking experience, primarily in the residential mortgage business, commercial real estate and construction lending. He attended Brigham Young University and is a graduate of the Graduate School of Banking at Colorado.

Composition and Classification of Our Board of Directors

Our Amended and Restated Bylaws currently allow for up to fifteen seats on our Board of Directors, twelve of which are currently authorized by our Board. Pursuant to our Articles, our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our annual meetings of shareholders in 2017, 2018 and 2016, respectively. At each annual meeting of shareholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors serving on our Board of Directors.

Our Board of Directors is currently led by its chairman, Paul Gunther. We believe it is currently in the best interest of the Company and its shareholders to have a person other than our Chief Executive Officer serve in such capacity.

Meetings of the Board of Directors and Its Committees

During 2015, our Board of Directors held 12 regular meetings and one strategic planning meeting. No incumbent director attended fewer than 75% of the total number of Board meetings held during the period for which such director has been a director and committee meetings of which such director was a member. Although we do not have a formal policy of requiring directors to attend the annual shareholders meeting, all directors attended the 2015 annual meeting of shareholders held on September 16, 2015.

Corporate Governance

We will continue to focus on good corporate governance practices. NASDAQ rules define who may be considered an “independent” director, require independent directors to meet periodically in executive session. In addition, PUB has a Code of Ethics, which is available on our website or by contacting Wolfgang T. N. Muelleck, PUB’s Chief Financial Officer, at (801) 642-3998. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board of Directors, with a continuing focus on high standards of corporate governance.

Independence of Directors

Under the listing requirements of The NASDAQ Capital Market, a majority of our Board of Directors must be comprised of independent directors. Our Board of Directors has determined that a majority of our directors are independent as defined under NASDAQ Stock Market Rules.

Our Board of Directors conducts an annual review of director independence. During this review, our Board of Directors considers transactions and relationships during the prior year between each director or any member of his or her immediate family and PUB and its subsidiaries, affiliates and equity investors, including those reported under “Certain Relationships and Related Party Transactions” below. Our Board of Directors also examines transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, our Board of Directors has affirmatively determined as of December 31, 2015 that the following directors are independent under NASDAQ Stock Market Rules and under PUB’s general standard of independence: Dale O. Gunther, Blaine C. Gunther, Deborah S. Bayle, Melvin L. Kirkham, R. Brent Anderson, Douglas H. Swenson and William D. Marsh. The remaining directors were determined to not be independent.

Director Qualifications

PUB’s corporate governance guidelines contain criteria considered by the Nominating and Governance Committee in evaluating nominees for a position on its Board. All nominees, including incumbent directors, board nominees and shareholder nominees are evaluated in the same manner. Generally, the Nominating and Governance Committee believes that directors should possess the highest personal and professional ethics and integrity and should have broad experience in positions with a high degree of responsibility, corporate board experience and the ability to commit adequate time and effort to serve as a director. Although we do not have a formal diversity policy, other criteria that will be considered include expertise currently desired on our Board of Directors, geography, finance or financial service industry experience, ethical standards and involvement in the community. The Nominating and Governance Committee also evaluates potential nominees to determine if they meet the required standard of independence (to ensure that at least a majority of the directors will, at all times, be independent).

Pursuant to our Corporate Governance Guidelines, directors of PUB may not serve on the board of another unaffiliated insured depository institution, bank holding company, financial holding company or thrift holding company having operations in any market area in which PUB or any of its affiliated entities has operations while serving as our director.

Shareholder Nominations

The Nominating and Governance Committee, which is responsible of the nomination of candidates for appointment or election to the Board of Directors, will consider, but shall not be required to nominate, candidates recommended by our shareholders. Generally speaking, the manner in which the Nominating and Governance Committee evaluates nominees for director recommended by a shareholder will be the same as for nominees from other nominating sources. However, the Nominating and Governance Committee will seek and consider information concerning the relationship between a shareholder’s nominee and that shareholder to determine whether the nominee can effectively represent the interest of all shareholders. Shareholders wishing to make such recommendation to the Nominating and Governance Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience and expertise, via mail addressed as follows:

People’s Utah Bancorp

c/o Randall D Benson, Secretary

1 East Main Street

American Fork, UT 84003

Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Compensation Committee, the Nominating and Governance Committee, the Audit and Compliance Committee and the Enterprise Risk Management Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance policies. Information with respect to each of these committees is set forth below.

Compensation Committee. The Compensation Committee consists of Melvin L. Kirkham, Dale O. Gunther, Douglas H. Swenson and R. Brent Anderson, with Mr. Kirkham serving as Chairman. The Board of Directors has determined that all of the members of the Compensation Committee are independent directors as defined under NASDAQ Stock Market Rules. The Compensation Committee acts under a written charter adopted by the Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, and our incentive compensation and equity-based plans. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer and Chief Financial Officer’s compensation and evaluates the Chief Executive Officer’s and Chief Financial Officer’s performance in light of those goals and objectives. Additionally, the Compensation Committee reviews and approves the compensation of all other executive officers. This committee met nine times in 2015.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Dale O. Gunther, Blaine C. Gunther and Deborah S. Bayle with Dale O. Gunther serving as Chairman. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent directors as defined under NASDAQ Stock Market Rules. The Nominating and Governance Committee acts under a written charter adopted by the PUB Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee is responsible for developing and implementing policies and practices relating to corporate governance. In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. This committee met twice in 2015.

Audit and Compliance Committee. The Audit and Compliance Committee of PUB consists of R. Brent Anderson, Deborah S. Bayle and Douglas H. Swenson, each of whom have been determined by the Board of Directors to be independent directors as defined under NASDAQ Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Anderson serves as Chairman of the Audit and Compliance Committee. The Board of Directors has determined that Mr. Anderson and Mr. Swenson are each an “audit committee financial expert,” as defined by the rules and regulations of the SEC. For a summary of Mr. Anderson’s and Mr. Swenson’s relevant experience, see their biographies above.

The Audit and Compliance Committee acts under a written charter adopted by PUB’s Board of Directors, which charter can be obtained on our website www.peoplesutah.com. The Audit and Compliance Committee is primarily responsible for monitoring the integrity of PUB’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance and public disclosure of financial information; monitoring the independence and performance of PUB’s independent registered public accountants and internal auditing department; and maintaining free and open communication between the Audit and Compliance Committee, the independent auditors, management, the internal auditing department, and the Board of Directors. It also reviews all potential affiliated transactions from outside vendors and between the affiliates to determine compliance with regulatory rules. This committee met 12 times in 2015.

Enterprise Risk Management Committee. The Enterprise Risk Management Committee consists of Wolfgang T. N. Muelleck, R. Brent Anderson and William D. Marsh, with Mr. Muelleck serving as Chairman. The committee oversees all major risk areas of PUB. The Committee acts under a written charter adopted by the PUB Board of Directors. The committee is tasked with reviewing all material risks to PUB and the Bank and reviewing risk mitigation policies. This committee met three times in 2015.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2015, our Compensation Committee consisted of Melvin L. Kirkham, Dale O. Gunther, Douglas H. Swenson and R. Brent Anderson. Except for Dale O. Gunther, none of them has at any time been an officer or associate of PUB. None of the members of our Compensation Committee has had any relationship with us of the type that is required to be disclosed as a related party transaction under Item 404 of Regulation S-K, except as otherwise disclosed in this proxy statement. In addition, none of our executive officers serves or has served as a member of our Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Communications with Directors

We have not adopted a formal process for shareholder communications with the Board of Directors. We believe it is appropriate to not have a formal process for shareholder communications with the Board of Directors, because historically we have received such shareholder communications very infrequently. Nevertheless, we have tried to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board of Directors has been good. A shareholder may submit any communication with directors to us at our corporate offices, to the attention of Richard T. Beard, President and Chief Executive Officer.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board established the Enterprise Risk Management Committee to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Enterprise Risk Management Committee seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors through the Enterprise Risk Management Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures and expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

In addition to the Enterprise Risk Management Committee, our Board of Directors relies on each of its other committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board of Directors to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Governance Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. All of the board committees are required to make regular reports of its actions and any recommendations to the Board of Directors, including recommendations to assist the Board of Directors with its overall risk oversight function.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the shareholders to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. A majority of the votes present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Tanner LLC. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board or Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year we determine that such change would be in the best interest of the Company and its shareholders.

Tanner LLC audited the Company’s financial statements as of December 31, 2015 and 2014 and for the three years ended December 31, 2015. Its representatives will be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Tanner LLC. The Audit Committee has determined that the fees paid to Tanner LLC for services are compatible with maintaining Tanner LLC’s independence as our auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Tanner LLC for the audit of our annual financial statements for 2015 and 2014, and fees billed for other services rendered by Tanner LLC during those periods.

	2015	2014
Audit fees (1)	$349,478	$121,204
Audit related fees (2)	-	-
Tax fees (3)	-	-
	$349,478	$121,204

(1)

Audit Fees consist of fees billed for the audit of the Company’s annual financial statements, reviews of internal controls and services in connection with the Company’s various statutory and regulatory filings. Beginning in 2015, audit fees also include reviews of the financial statements included in our quarterly reports on form 10-Q.  The audit fees includes work performed in connection with our registration statement on Form S-1 in 2015 of $174,458.

(2)	There were no audit related fees billed by Tanner LLC during 2014 and 2015.
(3)	There were no fees incurred for tax services to Tanner LLC. The Company uses a third-party other than Tanner LLC for tax preparation services.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed with Tanner LLC the matters required to be discussed by Statements of Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Tanner LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended December 31, 2015 be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015.

Submitted by:

R. Brent Anderson, Chairman

Deborah S. Bayle

Douglas H. Swenson

Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF TANNER LLC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Director Compensation

We believe that our director compensation packages enable us to successfully recruit and retain talented directors of the caliber needed to effectively direct PUB. We also believe that director compensation should serve to solidify the alignment of the shareholders’ interests with that of our Board of Directors and relate to our success.

During 2015, our chairman received $7,000 per month for his service as chairman of the board and the various committees on which he serves. Our other non-employee directors received a yearly retainer of $6,000 and additional fees for committees on which they serve and for those they chair. In addition, except for our chairman, all directors received $1,400 for each monthly board meeting attended.

The following table sets forth for the year ended December 31, 2015, the compensation paid or awarded by PUB to each person who was a director on December 31, 2015.

	Fees
	Earned or
	Paid in	Stock	Option	All Other	Total
Name (1)	Cash	Awards (2)	Awards (2)	Compensation	Compensation
Paul R. Gunther (3)	$84,000	$-	$10,496	$10,022	$104,518
Dale O. Gunther (4)	33,800	-	10,496	5,582	49,878
Blaine C. Gunther (5)	25,150	-	10,496	-	35,646
Fred W. Fairclough, Jr. (6)	26,500	-	10,496	10,440	47,436
Melvin L. Kirkham (7)	42,800	9,996	-	9,369	62,165
R. Brent Anderson (8)	47,100	9,996	-	2,356	59,452
Anthony J. Hall (9)	16,800	-	23,840	21,658	62,298
Douglas H. Swenson (10)	35,300	-	10,496	3,675	49,471
Deborah S. Bayle (11)	26,100	9,996	-	-	36,096
William D. Marsh (12)	21,600	-	10,496	-	32,096
(1)	Richard Beard, Wolfgang Muelleck and David Anderson are omitted from this table because their compensation set forth in the Summary Compensation Table following includes director compensation.
(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options or RSUs granted. For information on the valuation assumptions used in calculating these amounts, see Note 11 to our consolidated financial statements.

(3)

Paul Gunther received a stock option grant for 4,166 common shares on July 1, 2015 which has an exercise price of $17.00 per share, vests over one year and had a grant date fair value of $2.46 per share. He had aggregate deferred compensation of director’s fees of $108,000 as of December 31, 2015, which were deferred from 2011 through 2013 and in 2015. Other compensation includes a health benefit paid by PUB.

(4)

Dale Gunther received a stock option grant for 4,166 common shares on July 1, 2015 which has an exercise price of $17.00 per share, vests over one year and had a grant date fair value of $2.46 per share. Other compensation includes a health benefit paid by PUB.

(5)

Blaine Gunther received a stock option grant for 4,166 common shares on July 1, 2015 which has an exercise price of $17.00 per share, vests over one year and had a grant date fair value of $2.46 per share.

(6)

Fred Fairclough received a stock option grant for 4,166 common shares on July 1, 2015 which has an exercise price of $17.00 per share, vests over one year and had a grant date fair value of $2.46 per share. In addition to the stock options issued in 2015, as of December 31, 2015 Fred Fairclough also held option awards for 44,000 common shares. All other compensation includes a health benefit paid by PUB.

(7)

Melvin Kirkham received RSUs for 588 common shares on July 1, 2015 which vest over one year and had a grant date fair value of $17.00 per share. All other compensation includes a health benefit paid by PUB.

(8)

Brent Anderson received RSUs for 588 common shares on July 1, 2015 which vest over one year and had a grant date fair value of $17.00 per share. In addition to the RSU’s issued in 2015, as of December 31, 2015 Brent Anderson also held option awards for 44,000 common shares. All other compensation includes a health benefit paid by PUB.

(9)

Anthony Hall received a stock option grant for 8,249 common shares on January 1, 2015 for his services as an employee. The stock options have an exercise price of $12.10 per share, vest over three years and had a grant date fair value of $2.89 per share. In addition to the stock options issued in 2015, as of December 31, 2015 Anthony Hall also held option awards for 5,867 common shares which were received for his services as a director. Other compensation includes $7,770 for a car allowance and health benefits of $13,888. Anthony Hall retired on December 31, 2015. Under a SERP Plan, Anthony Hall will receive monthly payments for 15 years based on 25% of his salary over the last full calendar year immediately preceding retirement. Such amounts are received for his service as the former President of LSB and not as a director.

(10)

Douglas Swenson received a stock option grant for 4,166 common shares on July 1, 2015 which has an exercise price of $17.00 per share, vests over one year and had a grant date fair value of $2.46 per share. In addition to the stock options issued in 2015, as of December 31, 2015 Douglas Swenson held option awards for 3,604 common shares. All other compensation includes a health benefit paid by PUB.

(11)

Deborah Bayle received RSUs for 588 common shares on July 1, 2015 which vest over one year and had a grant date fair value of $17.00 per share. In addition to the RSU’s issued in 2015, as of December 31, 2015 Deborah Bayle held option awards for 8,004 common shares.

(12)

William Marsh joined the Board of Directors in April 2015. William Marsh received a stock option grant for 4,166 common shares on July 1, 2015 which has an exercise price of $17.00 per share, vests over one year and had a grant date fair value of $2.46 per share.

Deferred Compensation Plan

In 2012, we adopted a deferred compensation plan for our directors. Under the deferred compensation plan, directors can make an irrevocable election to defer up to 100% of their director fees in any given year. These deferred fees are fully vested and nonforfeitable, and such fees will be paid to the director upon the conclusion of the director’s service on the board. Deferred fees will earn interest at no less than three percent per annum and in the same manner as provided by the Company on certificates of deposit issued by the Company for a period of 12 months. As of December 31, 2015, the aggregate amount of deferred director compensation was $124,800. Subsequent to December 31, 2015, one director elected to defer $16,800 of compensation in 2016.

Executive Compensation

Summary Compensation Table

The table below sets forth the compensation of our named executive officers.

					Non-Equity	All
			Stock	Option	Incentive Plan	Other
Name and Principal Positions	Year	Salary (1)	Awards (2)	Awards (2)	Compensation (3)	Compensation (4)	Total
Richard T. Beard,	2015	$374,340		$165,080	$198,700	$54,761	$792,881
Director, President and Chief Executive Officer	2014	367,000	-		160,000	52,444	579,444
Wolfgang T. N. Muelleck,	2015	244,494		$89,850	106,400	49,900	490,644
Director and Executive Vice President, Chief Financial Officer	2014	239,700	-		118,000	47,510	405,210
David G. Anderson,	2015	168,445	68,697		75,700	45,556	358,398
Director and Senior Vice President, Chief Credit Officer	2014	163,000	-		82,000	41,871	286,871
(1)

The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to employee 401(k) and profit sharing plans.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options or RSUs granted. For information on the valuation assumptions used in calculating these amounts, see Note 11 to our consolidated financial statements. Options or RSUs were issued from the 2014 Plan in January 2015. Options issued had an exercise price of $12.10 per share, vest over three years and had a fair value as of the date of grant of $2.89 per share. RSUs issued have a fair value as of the date of grant of $12.10 per share and vest over three years. Richard Beard received options to purchase 57,121 common shares, Wolfgang Muelleck received options to purchase 31,090 common shares, and David Anderson received RSUs for 4,041 shares.

(3)	Non-equity incentive plan compensation includes cash awards granted at the discretion of the Board of Directors for achieving certain performance-based criteria.
(4)

The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, that are generally available to salaried associates and do not discriminate in scope, terms and operation. The figure shown for each named executive officer also includes employer 401(k) contributions, profit sharing, and director fees. Director fees in 2014 for employee directors were $16,800 for each of Richard Beard and David Anderson and $20,800 for Wolfgang Muelleck. Richard Beard elected to defer all $16,800 of his director fees in 2015 under the terms of the Deferred Compensation Plan.

Employment Agreements

We have entered into employment agreements with Richard T. Beard and Wolfgang T. N. Muelleck, which are described below. We have not entered into an employment agreement with David G. Anderson.

Richard T. Beard

We originally entered into an employment agreement with Mr. Beard, our Chief Executive Officer, in 2004. We entered into a new employment agreement on January 1, 2015 in order to secure his service as Chief Executive Officer and President of PUB and Chief Executive Officer of PIB. This employment agreement terminates December 31, 2017 and will automatically renew if not terminated by either party. For 2015, the Board set the minimum annual salary of Mr. Beard at $374,340 which is adjusted annually. The employment agreements provide for participation in a bonus based primarily on performance criteria, which for 2015 was $198,700 or 53.1% of salary. The bonus is set by the Compensation Committee. In addition, his compensation includes 100% of all medical and dental insurance premiums for himself, his spouse and his children under age 26. In addition, Mr. Beard receives the matching 401(k) grants from us as well as his share of any profit-sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.

The Board of Directors may terminate the employment agreement at any time with cause or for disability. However, termination following a change in control of PUB would subject us to liability for severance benefits. In the event of a termination following a change in control, Mr. Beard would be entitled to the payment of one year of his then-current base salary and annual bonus that is at least 20% of his then-current base salary and continuation of the medical, dental, life and disability insurance premiums for such period. These same severance benefits would be payable to Mr. Beard if he is involuntarily terminated without cause. A change in control for purposes of the agreement occurs when (i) any person or group of persons acquires 50% or more of the voting shares of PUB’s outstanding securities; (ii) PUB enters into an agreement of a reorganization, merger, or consolidation pursuant to which PUB is not the surviving corporation; or (iii) PUB sells substantially all of its assets to a purchaser other than a subsidiary of PUB.

Wolfgang T. N. Muelleck

We entered into an employment agreement with Mr. Muelleck, our Chief Financial Officer, in 2014, in order to secure his service as Chief Financial Officer of PUB and PIB. The employment agreement terminates December 31, 2016 and will automatically renew if not terminated by either party. For 2015, the Board set the annual salary of Mr. Muelleck at $244,494 which is adjusted annually. The employment agreement provide for participation in a bonus based primarily on performance criteria, which for 2015 was $106,400 or 43.2% of salary. The bonus is set by the Compensation Committee. In addition, Mr. Muelleck receives the matching 401(k) grants from us as well as his share of any profit sharing based on his term of employment service and his salary which benefits are available to all associates of PUB and its subsidiaries.

The Board of Directors may terminate the employment agreement at any time with cause or for disability. However, termination following a change in control of PUB would subject us to liability for severance benefits. In the event of a termination following a change in control, Mr. Muelleck would be entitled to the payment of one year of his then-current base salary and annual bonus that is at least 20% of his then-current base salary and continuation of the medical, dental, life and disability insurance premiums for such period. These same severance benefits would be payable to Mr. Muelleck if he is involuntarily terminated without cause. A change in control for purposes of the agreement occurs when (i) any person or group of persons acquires 50% or more of the voting shares of PUB’s outstanding securities; (ii) PUB enters into an agreement of a reorganization, merger, or consolidation pursuant to which PUB is not the surviving corporation; or (iii) PUB sells substantially all of its assets to a purchaser other than a subsidiary of PUB.

Share Awards and Share Option Grants Outstanding

The following tables set forth information regarding share options and similar equity compensation grants outstanding as of December 31, 2015, whether granted in 2015 or earlier, including awards that have been transferred other than for value.

	Option Awards				Share Awards
						Market
	Number of	Number of			Number of	value of
	Shares	Shares			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock that	Stock that
	Options	Options	Exercise	Expiration	have not	have not
Name	Exercisable	Unexercisable (1)	Price	Date	vested (1)	vested (1)
Richard T. Beard	83,800	-	$4.85	01/01/2020	-	$-
	57,121	57,121	12.10	12/31/2024	-	-
Wolfgang T. N. Muelleck	11,000	-	4.85	02/13/2018	-	-
	58,432	-	4.85	01/01/2020	-	-
	31,090	31,090	12.10	12/31/2024	-	-
David G. Anderson	39,600	-	4.85	01/01/2020	-	-
	-	-	-	na	4,041	69,748

(1)The unvested options or RSUs at December 31, 2015 relate to awards granted from the 2014 Plan in January 2015, which vest evenly over three years beginning January 1, 2016.

Equity compensation plan information

The Company currently has three equity compensation plans, People’s Utah Bancorp 2014 Incentive Plan, the People’s Utah Bancorp Amended and Restated 2008 Incentive Plan, and the People’s Utah Bancorp Incentive Plan. All three equity compensation plans were approved by the shareholders for the issuance of stock-based compensation to officers, other employees and directors. Any future awards will be granted under the 2014 Plan. There are no equity compensation plans that have not been approved by the shareholders. For additional information on outstanding stock options and non-vested restricted stock awards, see Note 11 to the Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K.

The following table sets forth information regarding outstanding options and shares reserved for future issuance as of December 31, 2015:

	Number of Shares to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the shareholders	1,002,184	$7.12	528,205

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common shares as of December 31, 2015 by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding common shares;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of December 31, 2015. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 17,567,154 common shares outstanding.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o People’s Utah Bancorp, 1 East Main Street, American Fork, UT 84003.

	Common Shares
	Beneficially
	Owned
Name and Address of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
David G. Anderson (1)	1,225,311	6.98%
Paul R. Gunther (2)	867,148	4.94%
Blaine C. Gunther (3)	862,008	4.91%
Dale O. Gunther (4)	635,300	3.62%
Fred W. Fairclough, Jr. (5)	420,985	2.40%
Richard T. Beard (6)	302,848	1.72%
Wolfgang T. N. Muelleck (7)	166,564	*
Dale M. Buxton (8)	120,523	*
R. Brent Anderson (9)	66,725	*
Melvin L. Kirkham (10)	45,901	*
Rick W. Anderson (11)	44,926	*
Lane E. Wilson (12)	46,069	*
Anthony J. Hall (13)	36,252	*
Douglas H. Swenson (14)	23,471	*
Deborah S. Bayle (15)	9,504	*
William D. Marsh (16)	500	*
All Executive Officers and Directors as a Group (16 persons)	4,874,035	27.75%
*	Represents beneficial ownership of less than 1%.
(1)

David Anderson’s ownership includes, (i) 322,316 common shares held by Davemar Holding, LLC in which David Anderson is the managing member; (ii) 862,048 common shares held by Glenmaur Investments, Ltd. in which David Anderson is the general partner; (iii) 39,600 common shares that may be acquired within 60 days by exercising stock options; and (iv) 1,347 common shares issuable upon vesting of RSU’s within 60days. On January 1 2016, a limited partner of Glenmaur Investments, Ltd. received a distribution of 285,064 common shares of PUB in conjunction with the limited partner’s exit from this entity. Mr. Anderson’s pecuniary interest in Glenmaur Investments Ltd. remains unchanged after the distribution. Mr. Anderson’s beneficial ownership immediately following the distribution to the limited partner was 940,247 shares or 5.35%.

(2)

Paul Gunther’s ownership includes, (i) 863,544 common shares beneficially held by Paul Gunther that are held by The Paul Gunther Family LLC in which Paul Gunther is a manager and exercises shared voting power and sole investment power; and (ii) 3,604 common shares that may be acquired within 60 days by exercising stock options. The address of The Paul Gunther Family LLC is 33 East Main Street, American Fork, UT 84003.

(3)

Blaine Gunther’s ownership includes, (i) 792,088 common shares held by Blaine Gunther Investments LC in which Blaine Gunther is the manager; (ii) 41,316 common shares held by The Gunther Family Trust in which Blaine Gunther is the trustee; (iii) 25,000 common shares held directly; and (iv) 3,604 common shares that may be acquired within 60 days by exercising stock options.

(4)

Dale Gunther’s ownership includes, (i) 100,000 common shares held by Dale Gunther personally; (ii) 531,696 common shares held by DRG Partners Ltd. in which Dale Gunther is a managing partner; and (iii) 3,604 common shares that may be acquired within 60 days by exercising stock options.

(5)

Fred Fairclough’s ownership includes, (i) 45,561 common shares owned directly; (ii) 45,424 common shares held by FF Leasing, Ltd. in which Fred Fairclough is the general partner; (iii) 286,000 common shares owned by Christine Fairclough, the spouse of Fred Fairclough; and (iv) 44,000 common shares that may be acquired within 60 days by exercising stock options. The address of FF Leasing, Ltd. is 2552 Maywood Drive, Salt Lake City, UT 84109. Fred Fairclough disclaims beneficial ownership of all shares owned by Christine Fairclough.

(6)

Richard Beard’s ownership includes, (i) 4,200 common shares held directly; (ii) 75,680 common shares held by National Financial Services, LLC for the benefit of Richard T Beard IRA; (iii) 120,127 common shares held by The Richard T Beard Trust for which Richard Beard serves as trustee; and (iv) 102,841 common shares that may be acquired within 60 days by exercising stock options.

(7)

Wolfgang Muelleck’s ownership includes, (i) 11,308 common shares held directly; (ii) 75,460 common shares held by The Muelleck Family Trust for which Wolfgang Muelleck serves as a trustee and shares voting power; and (iii) 79,796 common shares that may be acquired within 60 days by exercising stock options.

(8)

Dale Buxton’s ownership includes, (i) 1,000 common shares held directly; (ii) 19,040 common shares held by the Dale M. Buxton Revocable Trust, for which Dale Buxton has shared voting power; (iii) 45,859 common shares held by Helen Buxton Revocable Trust for which Dale Buxton is a successor trustee; (iv) 53,125 common shares held by the Verl M. Buxton Revocable Trust for which Dale Buxton has shared voting power; and (v) 1,499 common shares that may be acquired within 60 days by exercising stock options.

(9)

Brent Anderson’s ownership includes, (i) 21,824 common shares held by the Camille Anderson Trust for which Brent Anderson is a trustee; (ii) 901 common shares held directly; and (iii) 44,000 common shares that may be acquired within 60 days by exercising stock options.

(10)	Melvin Kirkham’s ownership includes, (i) 44,000 common shares held by M&L Kirkham Trust for which Melvin Kirkham serves as trustee; and (ii) 1,901 common shares held directly.
(11)	Rick Anderson’s ownership includes, (i) 20,000 common shares held directly; and (ii) 24,926 common shares that may be acquired within 60 days by exercising stock options.
(12)

Lane Wilson’s ownership includes, (i) 33,366 shares held in a joint account with his spouse, (ii) 1,100 shares held in an IRA owned by Janene Wilson, the spouse of Lane Wilson; and (iii) 11,603 common shares that may be acquired within 60 days by exercising stock options. Lane Wilson disclaims beneficial ownership of all shares owned by Janene Wilson.

(13)

Anthony Hall’s ownership includes, (i) 27,135 common shares are held in joint tenancy with his spouse; (ii) 500 common shares held directly; and (iii) 8,617 common shares that may be acquired within 60 days by exercising stock options.

(14)

Douglas Swenson’s ownership includes, (i) 5,867 common shares held by The Douglas and Laraine Swenson Trust for which Douglas Swenson is a trustee; (ii) 14,000 common shares held directly; and (iii) 3,604 common shares that may be acquired within 60 days by exercising stock options.

(15)	Deborah Bayle’s ownership includes, (i) 1,500 common shares held directly; and (ii) 8,004 common shares that may be acquired within 60 days by exercising stock options.
(16)	William Marsh ownership includes 500 common shares held directly.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, we were a participant in certain transactions and relationships with related persons as more fully described below.

Loans to Officers, Directors and Affiliates

PUB does not make loans to insiders. From time to time, the Bank makes loans to officers, directors and associates on terms permitted under Regulation O. We believe the Bank is in compliance with Regulation O and therefore, we believe we are in compliance with the Sarbanes-Oxley Act of 2002. All loans by the Bank to officers, directors or associates are made in the ordinary course of business, are of a type generally made available to the public and are on market terms no more favorable than those offered to persons not related to the Bank, except for the waiver of certain loan fees and a minor reduction in certain loan interest rates as part of a benefit program as allowed by Regulation O. This benefit is widely available to all of our officers, directors or associates of the Bank and PUB and does not give preference to any insider over the other employees. All loans to our officers and directors, and the officers and directors of the Bank, are subject to prior approval by our Audit and Compliance Committee. As of December 31, 2015, we had available lines of credit for loans and credit cards to insiders of $48,000 and loans outstanding to insiders of $521,000. As of December 31, 2015, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. All such loans are currently in good standing and are being paid in accordance with their terms.

Indemnification of Officers and Directors

Pursuant to our bylaws, we will, to the fullest extent permitted by the Utah Revised Business Corporation Act, or the Utah Statute, indemnify our directors and officers with respect to expenses, settlements, judgments and fines in suits (including actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action) in which such person was made a party by reason of the fact that he or she is or was a director or officer, or being or having been such a director or officer, such person was serving as a director, officer, associate or other agent (i) for an enterprise of which we hold the majority of shares entitled to vote in the election of its directors (such as PIB), or (ii) at our request, for another enterprise. No such indemnification may be given if the acts or omissions of the person are finally adjudged to be intentional misconduct or a knowing violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

We have entered into separate indemnification agreements with our executive officers and directors, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our executive officers and directors for certain expenses, including attorneys’ fees incurred by an executive officer or director in any action or proceeding arising out of their services as one of our executive officers or directors, or as an executive officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Other Related Party Transactions

Philip Gunther is the son of Dale O. Gunther and is the Chief Credit Administration Officer of PIB. Philip Gunther received $160,003, $152,300 and $138,384 for his services in 2015, 2014, and 2013, respectively. He also received RSU’s in 2015 for 968 common shares which had a fair value at the date of grant of $11,713. Philip Gunther is not an executive officer of PUB.

Bruce Gunther is the son of Dale O. Gunther and is the Business Development Director of PIB. Bruce Gunther received $159,583, $126,366 and $83,800 for his services in 2015, 2014 and 2013, respectively. He also received RSU’s in 2015 for 297 common shares which had a fair value at the date of grant of $3,594. Bruce Gunther is not an executive officer of PUB.

Judd Kirkham is the son of Melvin L. Kirkham and is employed by PIB as the Commercial Loan Department Manager. Judd Kirkham received $181,566, $176,062 and $57,958 for his services in 2015, 2014 and 2013, respectively. He received RSU’s in 2015 for 768 common shares which had a fair value at the date of grant of $9,293 as well as a grant of 13,200 common shares in 2013. Judd Kirkham is not an executive officer of PUB.

With respect to these transactions, we have followed the procedures outlined below. In particular, decisions regarding compensation and equity grants were made only by disinterested persons.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the FRA, and Regulation W (which govern certain transactions between the Bank and its affiliates) and Regulation O (which governs certain loans by the us and the Bank to its executive officers, directors, and principal shareholders). We and the Bank have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

Our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current and former directors (including nominees for election as directors) and our executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. It is our policy that either the Audit and Compliance Committee or the independent directors of our Board of Directors acting, in executive session, review and approve all related party transactions, including any loans to our officers, directors and principal shareholders, as well as their immediate family members and affiliates, for potential conflicts of interest. The Audit and Compliance Committee, or the independent directors of the Board of Directors, will consider, among other factors, the related party’s interest in the transaction, the materiality of the related party transaction to us and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of, the related party transaction, the perceived impact on the independence of a director related party and other information regarding the related party transaction or the related party in the context of the proposed transaction that the Audit and Compliance Committee, or the independent directors of the Board of Directors, deem relevant. If the conflict of interest relates to any member of the Audit and Compliance Committee or any independent director of the Board of Directors, the conflicted person recuses himself or herself from all discussions relating to the conflict of interest. The Chief Executive Officer, or a senior officer designated by the Chief Executive Officer, will resolve any conflict of interest issue involving any other associate.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for our 2017 annual meeting of shareholders. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 7, 2016, which is 120 calendar days prior to the anticipated date of our 2017 annual meeting of shareholders which will be held on or about May 17, 2017, although this date has not yet been formally declared. Shareholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Amended and Restated Bylaws provide that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder’s intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of either (i) the sixtieth (60th) day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

It is recommended that shareholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The chairman of the annual meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Amended and Restated Bylaws and conditions established by the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We believe that all Section 16(a) filing requirements that apply to our directors and executive officers were complied with for the fiscal year ended December 31, 2015.

 OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

Where You Can Find More Information

This report is available free of charge on our internet website, www.peoplesutah.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Annual Report.

ANNUAL MEETING OF PEOPLE’S UTAH BANCORP  Annual Meeting of People’s Utah Bancorp  to be held on Wednesday, May 18, 2016  for Shareholders as of March 24, 2016  This proxy is being solicited on behalf of the Board of Directors  Date: May 18, 2016  Time: 8:00 A.M. (MDT)  Place: 31 North Church Street, American Fork, Utah  Please separate carefully at the perforation and return just this portion in the envelope provided.  Please make your marks like this: Use dark black pencil or pen only  VOTE BY:   INTERNET  Board of Directors Recommends a Vote FOR proposals 1 and 2.  TELEPHONE  Call  Go To  www.proxypush.com/pub  • Cast your vote online.  • View Meeting Documents.  866-221-8481  1: Election of Class III Directors  Directors  Recommend  • Use any touch-tone telephone.  • Have your Proxy Card/Voting Instruction Form ready.  • Follow the simple recorded instructions.  OR  For   Withhold  01 Dale O. Gunther  02 Richard T. Beard  03 Wolfgang T. N. Muelleck  For   MAIL  For  • Mark, sign and date your Proxy Card/Voting Instruction Form.  • Detach your Proxy Card/Voting Instruction Form.  • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  For  OR  The undersigned hereby appoints Rick W. Anderson and Randall D Benson, and each or either of them, as the true  and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and  each of them, to vote all the common shares of People’s Utah Bancorp which the undersigned is entitled to vote  at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be  properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful  attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking  any proxy heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION  IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE  PROPOSAL IN ITEM 2.  All votes must be received by 5:00 P.M., Eastern Time, May 17, 2016.   For Against Abstain  2: To ratify the selection of Tanner LLC    as the Company’s Independent Registered  Public Accounting Firm for the fiscal year  ending December 31, 2016.  For  3: To consider and act upon any other matters   which may properly come before the meeting   or any adjournment thereof.  PROXY TABULATOR FOR  PEOPLE’S UTAH BANCORP  P.O. BOX 8016  CARY, NC 27512-9903  Authorized Signatures - This section must be completed for your Instructions to be executed.  EVENT #   CLIENT #    Please Sign Here Please Date Above   Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — People’s Utah Bancorp  Annual Meeting of Shareholders  May 18, 2016, 8:00 A.M. Mountain Daylight Time  This Proxy is Solicited on Behalf of the Board of Directors   The undersigned appoints Rick W. Anderson and Randall D Benson (the “Named  Proxies”) and each of them as proxies for the undersigned, with full power of  substitution, to vote the common shares of People’s Utah Bancorp, a Utah  corporation (“the Company”), the undersigned is entitled to vote at the Annual  Meeting of Shareholders of the Company to be held at the 31 North Church  Street, American Fork, Utah, on Wednesday, May 18, 2016 at 8:00 A.M. (MDT) and all  adjournments thereof.  The purpose of the Annual Meeting is to take action on the following:  1. Proposal 1 - Election of Class III Directors;  2. Proposal 2 - Ratify the Selection of Tanner LLC as the Company’s  Independent Registered Public Accounting Firm for the fiscal  year ended December 31, 2016; and  3. Transact such other business as may properly come before the Annual  Meeting or any adjournment or postponement of the Annual Meeting.  The three directors up for re-election are: Dale O. Gunther, Richard T. Beard, and Wolfgang T. N. Muelleck.  The Board of Directors of the Company recommends a vote “FOR” all nominees  for director and “FOR” each proposal.  This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies  are authorized to vote upon such other matters that may properly come  before the Annual Meeting or any adjournment or postponement thereof.  You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of Directors’ recommendation. The Named  Proxies cannot vote your shares unless you sign and return this card.  Please separate carefully at the perforation and return just this portion in the envelope provided.  To attend the meeting and vote your shares in person, please mark this box.